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                                                                     Exhibit 5.1
                     [LETTERHEAD OF McDERMOTT, WILL & EMERY]


                                January 15, 2003


Actuant Corporation
6100 North Baker Road
Milwaukee, Wisconsin 53209

     Re: Actuant Corporation 2002 Stock Plan

Ladies and Gentlemen:

     We are providing this opinion in connection with the Registration Statement of Actuant Corporation (the "Company") on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale of up to 500,000 shares of Class A Common Stock, par value $.20 per share, of the Company (the "Shares") pursuant to the Company's 2002 Stock Plan (the "Plan").

     We have examined: (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) the Plan; and (iv) the corporate proceedings relating to the authorization for the sale of the Shares pursuant to the Plan.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based on the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization, issuance and delivery of the Shares under the Plan have been duly taken and, upon issuance pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed.

     The Company's Secretary, Helen R. Friedli, is a partner of McDermott, Will & Emery, which serves as counsel to the Company.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,


                                            /s/ McDermott, Will & Emery
                                            ---------------------------
                                            McDermott, Will & Emery